EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, $0.05 par value, of Culp, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of October 14, 2010.

PRAESIDIUM INVESTMENT MANAGEMENT COMPANY, LLC
By:	/s/ Kevin Oram
Name:	Kevin Oram
Title:	Managing Member

KEVIN ORAM
By:	/s/ Kevin Oram

PETER UDDO
By:	/s/ Peter Uddo

Annex A
Except as set forth below, there have been no transactions in the Common Stock by the Reporting Persons or, to the knowledge of the Reporting Persons, by any of the other persons named in Item 2 during the past sixty days.
During the past sixty days, the Reporting Persons effected the following purchases and sales of shares of Common Stock in open market transactions:

Settlement Date	Amount	Price
8/5/2010	17223	10.73
8/6/2010	8783	10.90
8/9/2010	24400	11.04
8/9/2010	3994	11.00
8/10/2010	2951	11.05
8/11/2010	24708	10.95
8/12/2010	5736	11.56
8/13/2010	16836	11.32
8/16/2010	32450	10.87
8/17/2010	11493	10.82
8/18/2010	11240	10.57
9/7/2010	9275	9.42
9/7/2010	4765	9.42
9/7/2010	15960	9.42
9/10/2010	2398	9.11
9/10/2010	5636	9.11
9/10/2010	1966	9.11
9/14/2010	4796	9.13
9/14/2010	11271	9.13
9/14/2010	3933	9.13
9/17/2010	2860	9.10
9/20/2010	4058	9.04
9/20/2010	3480	9.09
9/20/2010	5410	9.04
9/20/2010	4641	9.09
9/21/2010	8819	9.16
9/21/2010	11759	9.16
9/22/2010	3028	9.33
9/22/2010	4037	9.33
9/23/2010	1258	9.26
9/23/2010	1677	9.26
10/4/2010	3000	9.80
10/4/2010	4000	9.80
10/5/2010	12857	9.86
10/5/2010	17143	9.86
10/7/2010	2602	9.53
10/7/2010	2221	9.53
10/7/2010	409	9.53
10/7/2010	4333	9.53